UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2015

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)    (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Pursuant to the Agreement and Plan of Merger, dated as of September 10, 2015 (the “Merger Agreement”), by and among Premiere Global Services, Inc., a Georgia corporation (the “Company”), Pangea Private Holdings II, LLC, a Delaware limited liability company (“Parent”), and Pangea Merger Sub Inc., a Georgia corporation and wholly owned subsidiary of Parent (“Merger Sub”), on December 8, 2015 (the “Closing Date”), Merger Sub was merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Siris Capital Group, LLC (“Siris”). The events described in this Current Report on Form 8-K occurred in connection with the completion of the Merger.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Merger, on December 8, 2015, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Agreement dated as of May 10, 2010, as amended, among American Teleconferencing Services, Ltd., as a borrower, the Company and certain subsidiaries and affiliates of the borrower, as guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, JP Morgan Chase Bank, N.A. and RBS Citizens, National Association, as co-syndication agents, and Wells Fargo Bank, National Association, as documentation agent (the “Credit Agreement”), and terminated all applicable commitments under the Credit Agreement. No penalties were paid in connection with such repayments.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Introductory Note to this Current Report on Form 8-K is incorporated herein by reference.

In the Merger, each share of common stock of the Company (“Company Stock”) (other than shares owned by Parent, Merger Sub, the Company or any direct or indirect Subsidiary of the Company) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), was automatically cancelled and converted into the right to receive $14.00 in cash, without interest (the “Merger Consideration”), less any applicable taxes required to be withheld. In addition, as of the Effective Time:

(i) each share of Company Stock subject to time-based vesting restrictions that was outstanding immediately prior to the Effective Time became fully vested and nonforfeitable and converted automatically into the right to receive the Merger Consideration;

(ii) each share of Company Stock subject to performance-based vesting restrictions that was outstanding immediately prior to the Effective Time became vested and nonforfeitable based upon (x) an assumed achievement of 100% of the performance goals, if the effective time of the Merger occurred during the first half of the applicable performance period, or (y) the actual level of achievement of the performance goals, measured as of the end of the calendar quarter immediately preceding the Effective Time, if the Effective Time occurred during the second half of the applicable performance period and such vested performance shares converted automatically into the right to receive the Merger Consideration, less the amount of any required withholding tax. Any performance-based shares that had an individual multi-year performance periods vested as described above only with respect to those performance shares that were eligible to vest in the performance year in which the Effective Time occurred. Any performance shares outstanding immediately prior to the Effective Time that did not vest in accordance with the above were forfeited without payment therefor effective as of the Effective Time;

(iii) each stock unit subject to time-based vesting restrictions whether vested or unvested, that was outstanding immediately prior to the Effective Time was cancelled and the holder thereof was entitled to receive an amount in cash, without interest, equal to (x) the product of (A) the number of stock units held by such holder, multiplied by (B) the per share Merger Consideration, less (y) the amount of any required withholding tax;

(iv) each stock unit subject to performance-based vesting whether vested or unvested, that was outstanding immediately prior to the Effective Time was cancelled and the holder thereof was entitled to receive an amount in cash, without interest, equal to (x) the product of (1) the number of performance units held by such holder that would vest based upon (A) an assumed achievement of 100% of the performance goals, if the Effective Time occurred during the first half of the applicable performance period, or (B) the actual level of achievement of the performance goals, measured as of the end of the calendar quarter immediately preceding the Effective Time, if the Effective Time occurred during the second half of the applicable performance period, multiplied by (2) the per share Merger Consideration, less (3) the amount of any required withholding tax. Any performance units outstanding immediately prior to the Effective Time that did not vest in accordance with the above were forfeited without payment therefor effective as of the Effective Time; and

(v) each deferred stock unit that was outstanding immediately prior to the Effective Time was cancelled and the holder thereof was entitled to receive an amount in cash, without interest, equal to (x) the product of (i) the number of deferred stock units held by such holder, multiplied by (ii) the per share Merger Consideration, less (y) the amount of any required withholding tax.

The descriptions of the Merger and the Merger Agreement contained in this Current Report on Form 8-K do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified The New York Stock Exchange (the “NYSE”) that the Merger had been consummated, and requested that the trading of shares of Company Stock on the NYSE be suspended prior to market open on December 9, 2015 and that the listing of the shares of Company Stock on the NYSE be withdrawn. In addition, the Company requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification on Form 25 to report the delisting of the shares of Company Stock from the NYSE and to deregister the shares of Company Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 requesting the termination of registration of the Company Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of Company Stock (other than shares owned by Parent, Merger Sub, the Company or any direct or indirect Subsidiary of the Company) were automatically cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Company Stock (other than shares owned by Parent, Merger Sub, the Company or any direct or indirect Subsidiary of the Company) ceased to have any rights with respect thereto other than the right to receive such consideration.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a direct wholly owned subsidiary of Parent.

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $1.097 billion, which was funded through a combination of equity and debt financing obtained by Parent.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, effective as of the Effective Time, each of the following members of the Company’s Board of Directors (the “Board”) resigned from the Board: Boland T. Jones, John R. Harris, John F. Cassidy, K. Robert Draughon, W. Steven Jones, Raymond H. Pirtle, Jr. and J. Walker Smith, Jr. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices. In connection with the Merger, as of the Effective Time and pursuant to the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time were appointed to the Board.

In connection with Merger, effective as of the Effective Time, Boland T. Jones resigned as the Chief Executive Officer of the Company.

Theodore P. Schrafft, the President of the Company immediately prior to the Effective Time, has been appointed to assume the role of Chief Executive Officer of the Company. Biographical information concerning Mr. Schrafft can be found in the Company’s definitive proxy statement for its 2015 annual meeting of shareholders filed with the SEC on April 27, 2015 under the caption “Proposal 1– Election of Directors—Executive Officers,” which information is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s Amended and Restated Articles of Incorporation, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Second Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s Third Amended and Restated Bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Fourth Amended and Restated Bylaws”).

Copies of the Second Amended and Restated Articles of Incorporation and the Fourth Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01.	Other Events.

Also as previously disclosed, on November 10, 2015, a putative class action lawsuit relating to the Merger was filed in the United States District Court for the Northern District of Georgia. On December 4, 2015, the plaintiff filed with the court a notice of voluntary dismissal of the action without prejudice.

On December 8, 2015, the Company and Siris issued a joint press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 10, 2015, by and among Pangea Private Holdings II, LLC, Pangea Merger Sub Inc. and Premiere Global Services, Inc. (incorporated by reference to Exhibit 2.1 to Premiere Global Services, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2015)

3.1	Second Amended and Restated Articles of Incorporation of Premiere Global Services, Inc.

3.2	Fourth Amended and Restated Bylaws of Premiere Global Services, Inc.

99.1	Joint Press Release issued by Premiere Global Services, Inc. and Siris Capital Group, LLC, dated December 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: December 8, 2015	By:	/s/ L. Scott Askins
L. Scott Askins
Executive Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 10, 2015, by and among Pangea Private Holdings II, LLC, Pangea Merger Sub Inc. and Premiere Global Services, Inc. (incorporated by reference to Exhibit 2.1 to Premiere Global Services, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2015)

3.1	Second Amended and Restated Articles of Incorporation of Premiere Global Services, Inc.

3.2	Fourth Amended and Restated Bylaws of Premiere Global Services, Inc.

99.1	Joint Press Release issued by Premiere Global Services, Inc. and Siris Capital Group, LLC, dated December 8, 2015